AMCORE FINANCIAL SECURITY PLAN

                               FINANCIAL REPORT

                              DECEMBER 31, 1997

                               C O N T E N T S

-------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                  F-1 to F-2
-------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Statements of net assets available for benefits (with
      fund information)                                       F-3 to F-6

   Statements of changes in net assets available for
      benefits (with fund information)                        F-7 to F-8

   Notes to financial statements                             F-9 to F-12

-------------------------------------------------------------------------

SCHEDULES

   I-Line 27a-Schedule of assets held for investment
      purposes                                                      F-13

   V-Line 27d-Schedule of reportable transactions                   F-14

-------------------------------------------------------------------------
ACCOUNTANT'S CONSENT                                                F-15
-------------------------------------------------------------------------

                         INDEPENDENT AUDITOR'S REPORT



To the Trustee and Participants
AMCORE Financial Security Plan
Rockford, Illinois

We have audited the accompanying statements of net assets available for benefits (with fund information) of AMCORE Financial Security Plan as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits (with fund information) for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's trustees. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of AMCORE Financial Security Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

As described in Note 1 to the financial statements, the Plan changed its method of presenting financial statements in 1997.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's trustees. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose the historical cost of certain plan assets held by the Plan custodians. In addition, the schedule of reportable transactions does not disclose the historical cost of assets sold or the resulting gain or loss. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.




                                             /s/ Mc Gladrey & Pullen, LLP



Rockford, Illinois
June 2, 1998

AMCORE FINANCIAL SECURITY PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS (WITH FUND INFORMATION) DECEMBER 31, 1997

                                                                                        Participant Directed Funds
                                                    ---------------------------------------------------------------
                                                         Amcore
                                                      Vintage U.S.        Amcore           Amcore          Amcore
                                                       Government     Vintage Fixed       Vintage          Vintage
                                                       Obligation      Total Return        Equity         Balanced
                                                          Fund             Fund             Fund            Fund
                                                    ---------------------------------------------------------------
ASSETS
   Investments, at fair value:
      Common stock of AMCORE Financial, Inc.        $        -         $        -        $         -     $        -
      AMCORE Bank N.A., Rockford
        Common Trust Fund                                    -                  -                  -              -
      Money market deposits                          4,891,083                  -                  -              -
      Shares of registered investment
        companies                                            -          7,478,590         31,417,778      3,319,907
      Participants' notes                                    -                  -                  -              -
                                                    ---------------------------------------------------------------
              TOTAL INVESTMENTS                      4,891,083          7,478,590         31,417,778      3,319,907
                                                    ---------------------------------------------------------------

   Receivables:
      Employer contributions                                 -                  -                  -              -
      Participant contributions                              -                  -                  -              -
                                                    ---------------------------------------------------------------
              TOTAL RECEIVABLES                              -                  -                  -              -
                                                    ---------------------------------------------------------------
              TOTAL ASSETS                           4,891,083          7,478,590         31,417,778      3,319,907

LIABILITIES
   Accrued expenses                                          -                  -                  -              -
                                                    ---------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                   $4,891,083         $7,478,590        $31,417,778     $3,319,907
                                                    ===============================================================

See Notes to Financial Statements.





                                                                                  Non-Participant
                                                                                   Directed Funds
------------------------------------------------------------------------------    ----------------
                                                    Amcore                            Employer
                    AMCORE                          Vintage                           Matching
     Amcore         Common                        Aggressive                        Contribution
  Stable Asset       Stock           Loan        Growth Stock    Contribution           Stock
      Fund           Fund            Fund            Fund            Fund                Fund            Total
------------------------------------------------------------------------------    ----------------   --------------

  $        -      $3,173,395       $       -     $         -     $         -         $13,531,640       $16,705,035

   6,549,283               -               -               -               -                   -         6,549,283
           -         108,957               -               -          80,344             414,930         5,495,314

           -               -               -       3,853,414               -                   -        46,069,689
           -               -         165,804               -               -                   -           165,804
------------------------------------------------------------------------------    ----------------   --------------
   6,549,283       3,282,352         165,804       3,853,414          80,344          13,946,570        74,985,125
------------------------------------------------------------------------------    ----------------   --------------


           -               -               -              -        1,559,017                   -         1,559,017
           -               -               -              -           38,488                   -            38,488
------------------------------------------------------------------------------    ----------------   --------------
           -               -               -              -        1,597,505                   -         1,597,505
------------------------------------------------------------------------------    ----------------   --------------

   6,549,283       3,282,352         165,804       3,853,414       1,677,849          13,946,570        76,582,630


           -          14,318               -               -               -                   -            14,318
------------------------------------------------------------------------------    ----------------   --------------

  $6,549,283      $3,268,034       $ 165,804     $ 3,853,414      $1,677,849         $13,946,570       $76,568,312
==============================================================================    ================   ==============

AMCORE FINANCIAL SECURITY PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS (WITH FUND INFORMATION) DECEMBER 31, 1996

                                                                                             Participant Directed Funds
                                                               --------------------------------------------------------
                                                               Current Return            Bond             Common Stock
                                                                    Fund                 Fund                 Fund
                                                               --------------------------------------------------------
ASSETS
   Investments, at fair value:
      Common stock of AMCORE Financial, Inc.                    $        -           $        -            $         -
      AMCORE Bank N.A., Rockford Common
        Trust Fund                                                       -                    -                      -
      U.S. Government obligations                                        -              295,645                      -
      Money market deposits                                      4,557,978              160,238                386,803
      Shares of registered investment companies                          -            7,960,275             24,194,392
      Participants' notes                                           21,420
                                                               --------------------------------------------------------
              TOTAL INVESTMENTS                                  4,579,398            8,416,158             24,581,195
                                                               --------------------------------------------------------

   Receivables:
      Employer contributions                                       239,618              418,679              1,194,607
      Accrued interest and dividends                                19,050                7,023                  7,113
      Other                                                          4,083                8,698                 26,072
                                                               --------------------------------------------------------
              TOTAL RECEIVABLES                                    262,751              434,400              1,227,792
                                                               --------------------------------------------------------

              TOTAL ASSETS                                      $4,842,149            8,850,558             25,808,987

LIABILITIES
   Accrued expenses                                                  4,175                1,264                  3,220
                                                               --------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS                                4,837,974           $8,849,294            $25,805,767
                                                               ========================================================


See Notes to Financial Statements.




                                     F-5


                                                                                  Non-
                                                                              Participant
                                                                            Directed Funds
------------------------------------------------------------------------   ---------------
                         AMCORE                                                Employer
                         Common                           Aggressive           Matching
    Stable Asset          Stock            Loan          Growth Stock        Contribution
        Fund              Fund             Fund              Fund             Stock Fund          Total
------------------------------------------------------------------------   ---------------   ---------------
   $         -        $2,216,666        $       -       $         -          $ 9,019,271        $11,235,937

     6,700,934                 -                -                 -                    -          6,700,934
             -                 -                -                 -                    -            295,645
        66,138            12,611            6,388            18,713              237,151          5,446,020
             -                 -                -         1,961,680                    -         34,116,347
             -                 -          127,506                 -                    -            148,926
------------------------------------------------------------------------   ---------------   ---------------
     6,767,072         2,229,277          133,894         1,980,393            9,256,422         57,943,809
------------------------------------------------------------------------   ---------------   ---------------


       273,451           117,952                -           152,851               35,160          2,432,318
         3,962                49               25               553                  720             38,495
         6,017             2,755                -             6,336                    -             53,961
------------------------------------------------------------------------   ---------------   ---------------
       283,430           120,756               25           159,740               35,880          2,524,774
------------------------------------------------------------------------   ---------------   ---------------

     7,050,502         2,350,033          133,919         2,140,133            9,292,302         60,468,583


         1,332             5,058            6,413               728                7,368             29,558
------------------------------------------------------------------------   ---------------   ---------------

   $ 7,049,170        $2,344,975        $ 127,506       $ 2,139,405          $ 9,284,934        $60,439,025
========================================================================   ===============   ===============


AMCORE FINANCIAL SECURITY PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(WITH FUND INFORMATION)
YEAR ENDED DECEMBER 31, 1997

                                                                                           Participant Directed Funds
                                                        ----------------------------------------------------------------
                                                           Amcore
                                                        Vintage U.S.        Amcore           Amcore            Amcore
                                                         Government     Vintage Fixed       Vintage           Vintage
                                                         Obligation      Total Return        Equity           Balanced
                                                            Fund             Fund             Fund              Fund
                                                        ----------------------------------------------------------------
Investment income:
   Net appreciation in fair value of investments        $         -      $   103,149      $ 4,199,667       $  482,093
   Interest                                                 206,417            9,626           20,898            1,347
   Dividend                                                   2,872          378,764        3,252,728           76,825
Contributions:
   Employer                                                       -                -                -                -
   Participants:
      Payroll withholding                                    21,651           35,239          129,789           10,911
      Rollovers                                                 902            1,353            5,895                -
                                                        ----------------------------------------------------------------
           TOTAL ADDITIONS                                  231,842          528,131        7,608,977          571,176
                                                        ----------------------------------------------------------------

Benefits paid                                               541,664          316,794          994,626           56,272
Administrative expenses                                       4,731            6,809           28,465            2,905
                                                        ----------------------------------------------------------------
           TOTAL DEDUCTIONS                                 546,395          323,603        1,023,091           59,177
                                                        ----------------------------------------------------------------

           NET INCREASE (DECREASE) PRIOR
              TO INTERFUND TRANSFERS                       (314,553)         204,528        6,585,886          511,999
Interfund transfers                                         367,662       (1,575,232)        (973,875)       2,807,908
                                                        ----------------------------------------------------------------

           NET INCREASE (DECREASE)                           53,109       (1,370,704)       5,612,011        3,319,907

Net assets available for benefits:
   Beginning of year                                      4,837,974        8,849,294       25,805,767                -
                                                        ----------------------------------------------------------------

   End of year                                          $ 4,891,083      $ 7,478,590      $31,417,778       $3,319,907
                                                        ================================================================


See Notes to Financial Statements.

                                                                                 Non-Participant
                                                                                 Directed Funds
------------------------------------------------------------------------------   ---------------
                                                  Amcore                            Employer
                    AMCORE                       Vintage                            Matching
     Amcore         Common                      Aggressive                        Contribution
  Stable Asset      Stock          Loan        Growth Stock      Contribution          Stock
      Fund           Fund          Fund            Fund             Fund               Fund           Total
------------------------------------------------------------------------------   ---------------  -------------
  $  350,329     $  946,587    $        -       $  703,038       $        -         $ 3,879,495     $10,664,358
       9,817          2,179        10,136            1,898           24,602               8,309         295,229
          42         56,814             4           61,212                -             241,480       4,070,741

           -              -             -                -        1,601,288             881,142       2,482,430

      33,116         13,541             -           28,240          689,415                   -         961,902
       1,353          1,711             -            5,895          260,504                   -         277,613
------------------------------------------------------------------------------   ---------------  -------------
     394,657      1,020,832        10,140          800,283        2,575,809           5,010,426      18,752,273
------------------------------------------------------------------------------   ---------------  -------------

     130,707         98,644        21,090           59,320                -             337,371       2,556,488
       5,956          2,763             -            3,450                -              11,419          66,498
------------------------------------------------------------------------------   ---------------  -------------
     136,663        101,407        21,090           62,770                -             348,790       2,622,986
------------------------------------------------------------------------------   ---------------  -------------


     257,994        919,425       (10,950)         737,513        2,575,809           4,661,636      16,129,287
    (757,881)         3,634        49,248          976,496         (897,960)                  -
------------------------------------------------------------------------------   ---------------  -------------

    (499,887)       923,059        38,298        1,714,009        1,677,849           4,661,636      16,129,287


   7,049,170      2,344,975       127,506        2,139,405                -           9,284,934      60,439,025
------------------------------------------------------------------------------   ---------------  -------------


  $6,549,283     $3,268,034$      165,804       $3,853,414       $1,677,849         $13,946,570     $76,568,312
==============================================================================   ===============  =============

AMCORE FINANCIAL SECURITY PLAN

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1.         SIGNIFICANT ACCOUNTING POLICIES

Financial statement presentation: Since the Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA), in 1997 the Plan began preparing its financial statements and schedules in accordance with the financial reporting requirements of ERISA rather than in accordance with Regulation S-X. This change in method of presenting financial statements had no effect on net assets available for benefits.

Valuation of investments: If available, quoted market prices are used to value investments. The amounts shown in Note 3 for securities that have no quoted market price represent estimated fair value. Participants' notes are valued at face value. Investment in AMCORE Bank N.A., Rockford common trust fund is valued at net asset value which is determined based on the fair value of the underlying investments.

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

Payment of benefits:  Benefits are recorded when paid.

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

NOTE 2.         PLAN DESCRIPTION

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

General: The Plan is a defined contribution plan covering substantially all employees of AMCORE Financial, Inc. (AFI) and participating subsidiaries, who have completed one year of service and have reached the age of 18. It is subject to the provisions of ERISA.

Contributions: Participants may contribute up to three percent of their annual wages on a pretax basis. The employer will match the participants' contributions with cash which is to be used to purchase AMCORE Financial, Inc. common stock.

The employer contributes three percent of the participant's annual wages each year to a basic retirement account; these funds are set aside for retirement and, therefore, are not available for participant loans. At the discretion of the Board of Directors, the employer may make additional contributions to the Plan; this contribution may not exceed six percent of the participants' annual wages.

Participant accounts: Each participant's account is credited with the participant's contributions and an allocation of the Employer's contribution, and Plan earnings. Allocations are based on participant earnings, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account. The plan provides for a maximum contribution to a participant's account in any plan year of the lesser of $30,000 or 25% of the participant's compensation.

Payment of benefits: On termination of service, a participant may select one of several payment options. Withdrawals by a participant are fully taxable, except for the return of after tax contributions, if any.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 2.         PLAN DESCRIPTION (CONTINUED)

Vesting:  Participants are immediately vested in their accounts.

Investment funds: The assets of the Plan are segregated and maintained in ten separate fund accounts consisting of the Amcore Vintage U.S. Government Obligation Fund, Amcore Vintage Fixed Total Return Fund, Amcore Vintage Equity Fund, Amcore Vintage Balanced Fund, Amcore Stable Asset Fund, AMCORE Common Stock Fund, Loan Fund, Amcore Vintage Aggressive Growth Stock Fund, Employer Matching Contribution Stock Fund and Contribution Fund. Participants have the option to invest their account balance and contributions to their respective account in all of these funds except the Loan Fund, Employer Matching Contribution Stock Fund and the Contribution Fund, in increments of five percent of their participating balance. Participants are limited to a maximum contribution of ten percent to the AMCORE Common Stock Fund. Participants also have the option to change the allocation of their individual participant's balance daily.

The Plan provides that fund assets be invested as follows:

     Amcore Vintage U.S. Government Obligation Fund (formally known as Current Return Fund) investments consist of a U.S. government obligations, money market mutual fund that invests in U.S. government obligations, bonds, debentures, commercial paper, bankers' acceptances, bank certificates of deposit and savings instruments.

     Amcore Vintage Fixed Total Return Fund (formally known as Bond Fund) investments consist of a mutual fund that invests in U.S. government obligations, bonds, debentures, commercial paper, bankers' acceptances, mortgages and savings instruments which mature beyond one year.

     Amcore Vintage Equity Fund (formally known as Common Stock Fund) investments consist of a mutual fund that invests primarily in large capitalization equity securities.

     Amcore Vintage Balanced Fund (this fund is new in 1997) invests in a mutual fund that invests in a blend of large capitalization equity and debt securities.

     Amcore Stable Asset Fund (formally known as Stable Asset Fund) investments consist primarily of high quality fixed and variable rate insurance company contracts and common trust funds, as well as short term investments. The Plan provides that a minimum of fifty percent of assets of this fund can be liquidated in 30 days and the remainder within 12 months.

     AMCORE Common Stock Fund consists solely of AMCORE Financial, Inc. (AFI) common stock. The employees have voting rights in all shares. Temporarily, assets are held in a money market fund until the AFI stock is purchased.

     Amcore Vintage Aggressive Growth Stock Fund consists of a mutual fund that invests in relatively volatile small and mid capitalization equity securities that are poised for above average growth over the long term.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 2.         PLAN DESCRIPTION (CONTINUED)

     Employer Matching Contribution Stock Fund consists solely of AFI common stock. The employees have voting rights in all shares. Temporarily, assets are held in a money market fund until the AFI stock is purchased. The employer contributes to this fund in an amount equal to the pretax contributions made each pay period since the preceding accounting date by participants in the Plan.

     Contribution Fund serves as a temporary account to accumulate contributions to be allocated to the other funds. This fund invests in money market instruments.

NOTE 3.         INVESTMENTS

The Plan's investments are stated at fair value at December 31, 1997 and 1996 Individual investments that represent five percent or more of the Plan's net assets are separately identified.

                                                                                 1997          1996
                                                                             -------------------------
Investments at fair value as determined by quoted market price:
   AMCORE Financial, Inc. common stock                                       $16,705,035   $11,235,937
   U.S. Government obligations                                                         -       295,645

   Registered investment companies:
      AMCORE Vintage Fixed Total Return Fund                                   7,478,590     7,960,275
      AMCORE Vintage Equity Fund                                              31,417,778    24,194,392
      AMCORE Vintage Aggressive Growth Stock Fund                              3,853,414     1,961,680
      Other                                                                    3,319,907             -
   Money Market deposits:
      AMCORE Vintage United States Government Obligations Fund                 4,971,427     5,446,020
      Other                                                                      523,887             -
                                                                             -------------------------
                                                                              68,270,038    51,093,949
                                                                             -------------------------

Investments at estimated fair value:
   Common Trust Fund of AMCORE Bank N.A., Rockford:
      AMCORE Stable Asset Fund                                                 6,549,283     6,700,934
   Participants' notes at principal amount                                       165,804       148,926
                                                                             -------------------------
                                                                               6,715,087     6,849,860
                                                                             -------------------------
              TOTAL INVESTMENTS                                              $74,985,125   $57,943,809
                                                                             =========================

During the year ended December 31, 1997, the Plan's investments (including investments bought, sold and held during each year) appreciated (depreciated) in value by $10,664,358 as follows:


Investments at fair value as determined by quoted market price:
   AMCORE Financial, Inc. common stock                             $ 4,826,082
   U.S. government obligations                                         (1,645)
   Shares or registered investment companies                         5,489,592
                                                                  ------------
Investments at estimated fair value:                                10,314,029
   Common trust fund                                                   350,329
                                                                  ------------
                                                                   $10,664,358
                                                                  ============

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 4.         TRANSACTIONS WITH RELATED PARTY

Certain Plan investments are shares of registered investment companies, a common trust fund and money market deposits which are managed by AMCORE Investment Group N.A. Rockford, which is the trustee as defined by the Plan, and therefore, these transactions qualify as party-in-interest.

NOTE 5.         PLAN TERMINATION

Although it has not expressed any intent to do so, the Employer has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, the net income or loss to the date of termination, less any distribution expenses and liquidation costs, shall be distributed proportionately to the participants' accounts and participants will be entitled to receive the value of their accounts.

NOTE 6.         PARTICIPANT LOANS

Participants are eligible to obtain loans from the Plan in the event of financial hardship as defined by the Plan. The loans are limited to the lesser of $50,000 or 50% of the nonforfeitable accrued benefit of the participant under the plan, excluding the participant's accrued benefit attributable to the basic retirement account. Participants' loans in the Loan Fund are charged interest at a rate which is based on prime at loan date and is fixed for the life of the loan. The loans are collateralized by the participants' vested interest in the Plan. All new loans to participants are accounted for in the Loan Fund.

NOTE 7.         INCOME TAX STATUS

The Internal Revenue Service has determined and informed the Employer by letter dated April 28, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The plan administrator believes that the Plan is designed and currently being operated in compliance with the applicable requirements of the IRC.

NOTE 8.         EXPENSES

Prior to the year ended December 31, 1997, all costs of administering the Plan were paid by the Sponsor. Administrative expenses totaled $66,450 for the year ended December 31, 1997. The increase in administration expenses is due to the sponsor no longer performing administration activities for the Plan. During 1997 these activities were performed by a third party.

AMCORE FINANCIAL SECURITY PLAN

I-LINE 27(A)-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31,  1997

                                                        Number of
                                                        Shares or
                                                        Principal                       Current
                     Description                          Amount         Cost            Value
--------------------------------------------------------------------------------------------------
Common stock
   AMCORE Financial, Inc.                                 664,877     $7,338,245      $16,705,035
                                                                                      -----------
Common trust fund:
   AMCORE Stable Asset Fund                               362,841              *        6,549,283
                                                                                      -----------
Money market deposits:
   AMCORE Vintage United States
   Government
      Obligations Fund                                  4,971,427      4,971,427        4,971,427
   Fidelity Institutional Cash Portfolios U.S.
      Treasury Portfolio                                  523,887        523,887          523,887
                                                                                      -----------
              TOTAL MONEY MARKET DEPOSITS                                               5,495,314
                                                                                      -----------

Shares of registered investment companies:
   AMCORE Vintage Fixed Total Return Fund                 749,358              *        7,478,590
   AMCORE Vintage Balanced Fund                           235,622              *        3,319,907
   AMCORE Vintage Equity Fund                           1,667,610              *       31,417,778
   AMCORE Vintage Aggressive Growth Stock
      Fund                                                253,514              *        3,853,414
                                                                                      -----------
              TOTAL SHARES OF REGISTERED
                INVESTMENT COMPANIES                                                   46,069,689
                                                                                      -----------

Participants' notes                                       165,804        165,804          165,804
                                                                                      -----------

              TOTAL INVESTMENTS                                                       $74,985,125
                                                                                      ===========

*Cost is not available

AMCORE FINANCIAL SECURITY PLAN

SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1997

                                                             Total
                                                            Number       Total        Total
                                                              of        Number       Purchase
  Identity of Party Involved        Description of Asset   Purchases   of Sales       Price
----------------------------------------------------------------------------------------------
AMCORE Vintage Fixed              Registered Investment
   Total Return Fund                      Company               62         74      $ 1,587,380

AMCORE  Stable Asset              Registered Investment
   Fund                                   Company               59         65        1,468,261

AMCORE Vintage Balanced           Registered Investment
   Fund                                   Company               82         40        3,096,527

AMCORE Vintage Equity Fund        Registered Investment
                                          Company               98         85        6,631,081

AMCORE Vintage US Govt.
   Obligations Fund               Money Market                 313        180       20,425,857


                                       Total
                                      Cost of          Total
                                        Sold           Selling     Net Gain
  Identity of Party Involved         Securities         Price       (Loss)
-----------------------------------------------------------------------------
AMCORE Vintage Fixed
   Total Return Fund                $         *     $ 2,173,859     $    *

AMCORE  Stable Asset
   Fund                                       *       1,970,241          *

AMCORE Vintage Balanced
   Fund                                       *         258,713          *

AMCORE Vintage Equity Fund
                                              *       3,607,362          *

AMCORE Vintage US Govt.
   Obligations Fund                  20,900,450      20,900,450          -

*Cost and selling gain or loss are not available.

                        CONSENT OF INDEPENDENT AUDITOR




We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-10446) under the Securities Act of 1933 of AMCORE Financial, Inc. of our report dated June 2, 1998 on our audits of the financial statements of AMCORE Financial Security Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997 and supporting schedule as of December 31, 1997, which is included in the annual report on Form 11-K for the year ended December 31, 1997.




                                                /s/ Mc Gladrey & Pullen, LLP








Rockford, Illinois
June 22, 1998